EXHIBIT 21

Subsidiaries of Argo Group International Holdings, Ltd.

Company Name	Country/State of Incorporation
The Argo Foundation	Bermuda
PXRE Capital Statutory Trust II	Connecticut
PXRE Capital Statutory Trust V	Connecticut
PXRE Capital Trust VI	Delaware
Argonaut Services GmbH	Switzerland
Argo Re, Ltd.	Bermuda
Argo Irish Holdings I, Ltd.	Bermuda
Argo Irish Holdings II	Bermuda
Argo Brasil Participacões Ltd.	Brazil
PXRE Reinsurance (Barbados), Ltd.	Barbados
Mid Atlantic Risk Systems, Ltd.	Bermuda
Argo Re DIFC, Ltd.	United Arab Emirates
Argo International Holdings, Ltd.	United Kingdom
Argo Underwriting Agency, Ltd.	United Kingdom
Argo Management Services, Ltd.	United Kingdom
Argo Management Holdings, Ltd.	United Kingdom
Argo Managing Agency, Ltd.	United Kingdom
Argo Direct, Ltd.	United Kingdom
Argo (No. 604), Ltd.	United Kingdom
Argo (No. 616), Ltd.	United Kingdom
Argo (No. 607), Ltd.	United Kingdom
Argo (No. 617), Ltd.	United Kingdom
Argo (No. 703), Ltd.	United Kingdom
Argo (No. 704), Ltd.	United Kingdom
Argo (Alpha), Ltd.	United Kingdom
Argo (Beta), Ltd.	United Kingdom
Argo (Chi), Ltd.	United Kingdom
Argo (Delta), Ltd.	United Kingdom
Argo (Epsilon), Ltd.	United Kingdom
ArgoGlobal Holdings (Malta) Ltd	Malta
ArgoGlobal SE	Malta
Argo Financial Holding, Ltd. (Ireland)	Ireland
Argo Solutions, SA	Belgium
Argo Financial Holding (Brazil) Limited	Ireland
Argo Seguras Brasil, SA	Brazil
Argo Group US, Inc.	Delaware
Argonaut Group Statutory Trust	Connecticut
Argonaut Group Statutory Trust III	Delaware
Argonaut Group Statutory Trust IV	Delaware
Argonaut Group Statutory Trust V	Delaware
Argonaut Group Statutory Trust VI	Connecticut
Argonaut Group Statutory Trust VII	Delaware
Argonaut Group Statutory Trust VIII	Delaware
Argonaut Group Statutory Trust IX	Delaware
Argonaut Group Statutory Trust X	Delaware
Argonaut Management Services, Inc.	Delaware
Argus Reinsurance Intermediaries, Inc.	Texas
Argo Group Fund to Secure the Future	Texas
Alteris, Inc	Delaware
Sonoma Risk Management, LLC	Delaware
John Sutak Insurance Brokers, Inc.	California

Trident Insurance Services, LLC	Texas
Alteris Insurance Services, Inc.	Massachusetts
Canterbury Claims Services, Inc.	New Jersey
Colony Management Services, Inc.	Virginia
Colony Agency Services, Inc.	Virginia
Argonaut Claims Management, LLC	Texas
Argonaut Claims Services, Ltd.	Texas
Colony Insurance Company	Virginia
Colony Specialty Insurance Company	Ohio
Colony National Insurance Company	Virginia
Argonaut Insurance Company	Illinois
Argonaut-Midwest Insurance Company	Illinois
Argonaut-Southwest Insurance Company	Illinois
Argonaut Great Central Insurance Company	Illinois
Insight Insurance Services, Inc.	Illinois
Select Markets Insurance Company	Illinois
Argonaut Limited Risk Insurance Company	Illinois
Central Insurance Management, Inc.	Illinois
Grocers Insurance Agency, Inc.	Oregon
AGI Properties, Inc.	California
Rockwood Casualty Insurance Company	Pennsylvania
Somerset Casualty Insurance Company	Pennsylvania
Coal Operators Indemnity Company	Pennsylvania
ARIS Title Insurance Corporation	New York